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                           AMENDMENT NO. 4                      EXHIBIT 10(D)
                              TO THE
                            H&R BLOCK
              DEFERRED COMPENSATION PLAN FOR DIRECTORS

     H&R BLOCK, INC. (the "Company") adopted the H&R Block Deferred Compensation Plan for Directors (the "Plan") effective as of September 1, 1987. The Company amended said Plan by Amendment No. 1 effective May 1, 1995; by Amendment No. 2 effective December 11, 1996; and by Amendment No. 3 effective May 1, 1997. The Company continues to retain the right to amend the Plan pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 4 is effective as of January 1, 1998.

                                   AMENDMENT

     1. Section 2.1.12 of the Plan is amended by deleting the first sentence thereof and replacing it with the following new sentence:

         "Enrollment Period" for a Plan Year commencing January 1 means the immediately preceding period of October 1 through December 15."

     2. The following new Section 2.1.12a is added to the Plan immediately after Section 2.1.12 and before Section 2.1.13:

             "2.1.12a 'Fixed 120 Account' means an Account that represents amounts deferred by a Participant under a Permissible Deferral election(s) as a part of which the Participant elected the fixed rate investment option and which deferral commenced prior to January 1, 1995, the effective annual yield of which is equal to one hundred twenty percent (120%) of the ten-year rolling average rate of ten-year United States Treasury notes. The ten-year rolling average rate will be the rate in effect as of September 30 of the Plan Year immediately prior to the Plan Year to which it applies, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company."

     3. Section 2.1.16 of the Plan, as previously amended, is further amended by deleting the phrase "each of the next four (4) consecutive Plan Years" in the first paragraph thereof and replacing it with the phrase "a Plan Year".

     4. Section 2.1.18 of the Plan is replaced with the following new Section 2.1.18:

             "2.1.18 'Plan Year' means the calendar year for Permissible Deferrals of Participants elected to commence on January 1, 1998, or later. For Permissible Deferrals of Participants elected to commence on or before

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         May 1, 1997, 'Plan Year' means the 8 month period ending December 31,
         1997."

     5. Section 2.1.19 of the Plan is deleted and Sections 2.1.20 and 2.1.21 are redesignated as Section 2.1.19 and 2.1.20, respectively.

     6.  The following new Section 4.1.1 is added to the Plan immediately after
Section 4.1 and before Section 4.2:

              "4.1.1 Fixed 120 Account Special Deferral Election. A Participant who is making deferrals into a Fixed 120 Account may make a special, one-time election to have all the outstanding and incomplete Fixed 120 Account deferral cycles deemed completed as of December 31, 1997. If a Participant makes such election, effective as of January 1, 1998, no future deferrals from Director's Fees will be posted to the Fixed 120 Account. If a Participant does not make such election, deferrals shall continue in accordance with the Participant's original Permissible Deferral election. All Permissible Deferral elections, except those involving Fixed 120 Accounts, made prior to May 1, 1997, for deferral periods consisting of consecutive Plan Years continuing after December 31, 1997, shall terminate as of December 31, 1997, and shall be of no further effect."

     7. Section 4.2 of the Plan is amended by (i) replacing the phrase "irrevocable election of an investment option" in the first sentence thereof with the phrase "election of investment options"; (ii) replacing the phrase "one of" in the fourth sentence thereof with the words "from among"; (iii) deleting the word "irrevocable" from the fifth sentence thereof; (iv) by adding the following new sentences to the end of said Section:

         "Effective as of January 1, 1998, Participants may elect to reallocate all or any portion their Account balances, including their entire balance in a Fixed 120 Account, among the available investment options, including those funds selected by the Company for the variable rate investment option, provided said reallocations are in at least ten percent (10%) increments. If a Participant does elect to reallocate his or her entire Fixed 120 Account balance to another investment option, said Fixed 120 Account will be deemed closed and terminated.
         In no event will any reallocation of Account balances into a Fixed 120 Account be permitted under the provisions of this Plan.";

and (v)  by adding the following new paragraph to the end of this Section:

         "Subject to the percentage limits in the preceding paragraph, participants may change their measuring fund elections once each calendar month by giving the Committee written notice of such change on a form provided by the Company for that purpose. Upon receipt of such notice, the Committee will effect the







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          change on the first day of the calendar month immediately following the month in which such notice was received. Such change will govern the Participant's Account balance and future deferrals occurring on or after the effective date."

      8. Section 4.2.1 of the Plan, as previously amended, is further amended by deleting the phrase "Except as specified in Section 4.2.4," and capitalizing the word "if" in the first sentence thereof.

      9.  Section 4.2.2 of the Plan, as previously amended, is further amended
(i) by deleting the phrase "Except as specified in Section 4.2.4," and capitalizing the word "if" in the first sentence thereof; and (ii) by deleting the fifth, sixth and seventh sentences therefrom.

     10.  Section 4.2.4 of the Plan is deleted.

     11.  The following new Section 4.3 is added to the Plan:

               "Section 4.3 Deferrals Relating to Retirement Plan. In the event of termination of the H&R Block, Inc. Retirement Plan for Non-Employee Directors (the "Retirement Plan"), each Director who is participating in said Retirement Plan as of the date of its termination shall have the option to make a special, one-time contribution in an amount equal to the actuarial present value benefits earned under the Retirement Plan, valued as of the date of termination. Performance of all amounts so transferred per the terms of this Section 4.3 shall be measured in accordance with the Common Stock crediting rate option as described in Section 4.2.3."

     12. Section 6.1 of the Plan, as previously amended, is further amended by replacing the last sentence thereof with the following new sentence:

          "Except as otherwise provided, benefit payments shall commence in the first pay period of the first calendar quarter that begins at least forty-five days after the occurrence of the event described in the preceding sentence which results in benefit distribution."

     13. Section 6.2.1 of the Plan is amended by inserting the following language to the end of subsection (b) thereof, before the period:

          "paid within forty-five (45) days after the termination of the Participant's membership on all Boards of Directors of all Participating Affiliates".

     14.  Schedule A of the Plan is deleted therefrom.







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     15.  Except as modified in this Amendment No. 4, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.


                                                 H&R BLOCK, INC.



                                                 By: /s/ Frank L. Salizzoni
                                                     -----------------------
                                                 Its: President and Chief
                                                      Executive Officer
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